UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RED CAT HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RED CAT HOLDINGS, INC.

15 Ave. Munoz Rivera, Ste 2200

San Juan, Puerto Rico 00901

April 28, 2025

To Our Stockholders:

It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Red Cat Holdings, Inc. (“Red Cat”). This year’s Annual Meeting will be held on June 18, 2025. Similar to last year, the meeting will be held in a telephonic format to allow for greater participation by all stockholders, regardless of location. The Annual Meeting will begin at 12 p.m. Eastern Time and can be accessed by calling toll free at 877-407-3088.

The matters expected to be acted upon at the Annual Meeting are listed in the Notice of Annual Meeting of Stockholders and are more fully described in the accompanying proxy statement. We have also made available or provided our Transition Report on Form 10-KT for the eight-month transition period ended December 31, 2024 (the “2024 Transition Report”), which contains important business and financial information regarding Red Cat.

We are mailing a Notice of Internet Availability of Proxy Materials to most of our stockholders beginning on or about April 28, 2025. The Notice of Internet Availability contains instructions on how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2024 Transition Report, a proxy card or voting instruction form and on how to cast your vote online or by mail. The Notice of Internet Availability also contains instructions on how to request a printed copy of our proxy materials. All stockholders who do not receive the Notice of Internet Availability will receive a printed copy of the proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares will be represented, please cast your vote as soon as possible via the internet, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend telephonically.

Sincerely,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chairman of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Your vote is important. As described in your Notice of Internet Availability or on the enclosed paper proxy card and voting instructions, please vote by: (1) accessing the internet website or (2) signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you plan to attend the telephonic Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 18, 2025: THE PROXY STATEMENT AND TRANSITION REPORT WILL BE AVAILABLE AT WWW.REDCAT.VOTE ON OR ABOUT APRIL 28, 2025.

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RED CAT HOLDINGS, INC.

15 Ave. Munoz Rivera, Ste 2200

San Juan, Puerto Rico 00901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 18, 2025

To the Stockholders:

Red Cat Holdings, Inc. will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2025, at 12:00 p.m. (Eastern Time), or any adjournment or postponement thereof, telephonically at 877-407-3088 (Toll Free).

The following items are on the agenda and are more fully described in the accompanying Proxy Statement:

1.	The election of five nominees as directors to hold office until the 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	The approval of the issuance of all shares of common stock which are or may be issuable to Lind Global Asset Management XI LLC and Lind Global Asset Management X LLC (collectively, “Lind”) pursuant to certain secured convertible notes and warrants issued to Lind.
4.	Other business that may properly come before the Annual Meeting.

Our Board of Directors (the “Board”) fixed April 21, 2025, as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 28, 2025, containing instructions on how to access our Proxy Statement and our Transition Report on Form 10-KT for the eight-month transition period ended December 31, 2024, online, and how to vote online or by mail. The Notice of Internet Availability of Proxy Materials also contains instructions on how our stockholders can request a printed copy of the proxy materials.

Each share of common stock represents one vote that may be cast at the Annual Meeting. If you are a registered holder and you have questions about the Annual Meeting or about voting your shares, please contact our transfer agent, Equity Stock Transfer, LLC, through its website at www.equitystock.com or by phone at (212) 575-5757. If you are a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent) and you have questions about the Annual Meeting or about voting your shares, please contact your broker, bank or other agent.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote online, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the proxy card enclosed with your printed proxy materials. Even if you give your proxy, you may still vote in person if you attend the meeting. If a broker, bank or other nominee is the record holder of your shares, then you must obtain from the record holder a proxy issued in your name in order to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer

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RED CAT HOLDINGS, INC.

15 AVE. MUNOZ RIVERA, STE 2200

SAN JUAN, PUERTO RICO 00901

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 18, 2025

The Board of Directors of Red Cat Holdings, Inc., a Nevada corporation (“Red Cat” or the “Company”), is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held telephonically at 877-407-3088 (Toll Free), on June 18, 2025, at 12:00 p.m. (Eastern Time) or at any adjournment or postponement thereof, for the purposes stated in this Proxy Statement.

On or about April 28, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our Transition Report on Form 10-KT for the eight-month transition period ended December 31, 2024 (the “2024 Transition Report”), via the Internet and how to vote online or by mail. The Notice of Internet Availability also contains instructions on how you can receive a printed copy of the proxy materials.

This Proxy Statement summarizes certain information to assist you in voting in an informed manner.

All stockholders are cordially invited to attend the Annual Meeting telephonically. Whether you expect to attend the Annual Meeting or not, please vote as soon as possible.

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FORWARD LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our future operations, financial condition, results of operations, performance, prospects, growth strategies and business plans. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions. Actual results could differ materially from those projected in these forward-looking statements as a result of a number of risks and uncertainties, including, among others:

●	changes in macroeconomic conditions, including inflation, interest rates, and geopolitical conflicts;

●	the imposition or increase of tariffs and other trade barriers that could impact the cost of raw materials, components, and finished goods;

●	delays or disruptions in our supply chain due to global trade restrictions or political instability;

●	fluctuations in customer demand in response to broader economic conditions;

●	and the other risk factors discussed in our Transition Report on Form 10-KT for the eight-month period ended December 31, 2024.

These forward-looking statements speak only as of the date of this Proxy Statement. We do not undertake, and expressly disclaim, any obligation to update any forward-looking statements after the date of this Proxy Statement, except as required by law.

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Red Cat Holdings, Inc. (“we,” “us,” the “Company,” “our company” or “Red Cat”) for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held as an audio-only conference call by calling 877-407-3088 (Toll Free) on June 18, 2025 at 12 p.m. Eastern Time, and any adjournment or postponement thereof. Beginning on or about April 28, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement for the Annual Meeting (this “Proxy Statement”) and our Transition Report on Form 10-KT for the eight-month transition period ended December 31, 2024 (the “Transition Report”), is being mailed to our stockholders. The eight-month transition period ended December 31, 2024, is also referred to herein as “Transition Year Ended 2024.”

INTERNET AVAILABILITY OF PROXY MATERIALS

We are using the internet as the primary means for furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing the proxy materials online, including this Proxy Statement and our 2024 Transition Report, and for voting via the internet or by mail. The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We encourage stockholders to take advantage of the online availability of proxy materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

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GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

The purpose is to have stockholders vote upon the proposals described in this Proxy Statement.

What proposals are scheduled to be voted on at the Annual Meeting?

Stockholders will be asked to vote upon the following proposals:

1. The election of each of the five (5) directors set forth in Proposal One to serve for a term of one year or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

2. The ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

3. Approval of the potential issuance of shares of common stock to Lind Global Asset Management XI LLC and Lind Global Asset Management X LLC, as further described below.

4. Other business that may properly come before the Annual Meeting.

What is the recommendation of our Board of Directors on each of the proposals scheduled to be voted upon at the Annual Meeting?

Our Board of Directors recommends that you vote your shares:

●	FOR each of the nominees to the Board of Directors (Proposal One);

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FOR the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Two); and

FOR the approval of the potential issuance of shares of common stock to Lind Global Asset Management XI LLC and Lind Global Asset Management X LLC (Proposal Three).

Why are we having a virtual only meeting?

We are pleased to offer our stockholders a telephonic Annual Meeting, which provides worldwide access, improved communication and cost savings to us and our stockholders.

Who may attend and how do I attend?

All holders of our common stock as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting (via phone call). Set forth below is a summary of the information you need to attend the Annual Meeting:

●	Access the audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International);

●	Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

Stockholders of Record: Stockholders of record as of the Record Date can attend the Annual Meeting by calling the live audio conference call at +1-877-407-3088 and presenting your unique control number.

Beneficial Owners: If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time, on June 17, 2025. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. Access the live audio conference call at +1-877-407-3088 and present your unique control number.

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●	Stockholders may submit live questions on the conference line while attending the Annual Meeting.

What if I have technical difficulties or trouble accessing the telephonic Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.

A replay of the Annual Meeting will be posted as soon as practical on www.redcat.vote.

Who can vote at the Annual Meeting?

Stockholders as of the Record Date are entitled to vote at the Annual Meeting. At the close of business on April 21, 2025, there were 90,514,996 shares of our common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.

How do I vote my shares?

Whether you plan to attend the telephonic Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or mail. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Equity Stock Transfer, or you have stock certificates, you may vote:

1.	By Internet. The website address for Internet voting is www.redcat.vote. Please click “Vote Your Proxy” and enter your control number.

2.	By Mail. Mark, date, sign and mail the Proxy Card, and return it to Equity Stock Transfer, 237 W 37TH ST, Suite 602, New York, New York 10018, ATTN: Shareholder Services.

3.	At the Annual Meeting. If you are a stockholder of record, you can participate and vote your shares at the Annual Meeting by visiting www.redcat.vote and then clicking “Vote Your Proxy”. You may then enter the control number included on your proxy card and view the proposals and cast your vote.

If your shares are held in “street name,” then your bank, broker or other nominee should provide a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to present a nominee-issued proxy to proxy@equitystock.com by 5:00 p.m. Eastern Time on June 17, 2025, you will not be able to vote your nominee-held shares during the Annual Meeting.

Can I change my vote or revoke my proxy?

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

●	Delivering to our Corporate Secretary a written notice stating that the proxy is revoked;

●	Signing and delivering a proxy bearing a later date;

●	Voting again via internet no later than 7:00 p.m. Eastern Time on June 17, 2025; or

●	Voting again during the Annual Meeting when the Chairman opens the polls.

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Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Will I be able to ask questions at the Annual Meeting?

Stockholders may submit live questions on the conference line while attending the telephonic Annual Meeting. Only appropriate questions pertinent to meeting matters or our Company will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition.

What is the quorum requirement for the Annual Meeting?

The holders of one-third of the outstanding shares of the Company entitled to vote, represented in person or by proxy, as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote during the Annual Meeting, if you vote in advance of the Annual Meeting by mail or internet or if you have properly submitted a proxy.

Proxy Solicitation Costs

Red Cat is paying the costs of the solicitation of proxies. We will also make solicitation materials available to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names but that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations may be made through the mail, by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

Director and Officer Interest in Matters to be acted Upon at the Annual Meeting

Director nominees have an interest in Proposal 1. Our directors, director nominees, executive officers, and associates of such persons, do not have an interest in Proposal 2 or Proposal 3.

What is the vote required for each proposal?

For Proposal One, each director will be elected by a plurality of the votes cast, which means that the five (5) individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR” all nominees, to “WITHHOLD” authority for all nominees or “FOR ALL EXCEPT” one or more of the nominees you specify. If any nominee is unable or unwilling to serve for any reason, proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

For Proposal Two, you may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting. Ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2025, will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders.

For Proposal Three, you may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting. Approval of the potential issuance of shares of common stock to Lind Global Asset Management XI LLC and Lind Global Asset Management X LLC will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders on the proposal.

How are abstentions and broker non-votes treated?

Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) and “broker non-votes” are each included in the determination of the number of shares present and entitled to vote at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. However, neither abstentions nor broker non-votes are counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on any proposal.

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A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker has not received voting instructions from you and is not authorized to vote on that proposal without instructions. A broker is authorized to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares but is not authorized to vote shares held for a beneficial owner on “non-routine” matters without instructions from the beneficial owner of those shares.

Proposals One and Three are each considered a “non-routine” matter. If you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposals One and Three. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Proposal Two is considered a “routine” matter. Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card via the internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the proxy materials, we and our agents, including directors, officers and other employees may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote via the internet, you are responsible for any internet access charges you may incur.

Where can I find the voting results?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of our Board of Directors

Our Board of Directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Our Board of Directors held one meeting during the Transition Year Ended 2024 and took action by written consent on nine occasions. Each of our directors serving in during the Transition Period attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.

Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Four of the directors attended the 2024 Annual Meeting of Stockholders.

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Communication with our Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, STE 2200, San Juan, PR 00901. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified directors.

Director Independence

Our Board has determined that all of our present directors are independent, in accordance with standards under the Nasdaq Listing Rules, other than Mr. Thompson. Our Board determined that, under the Nasdaq Listing Rules, Mr. Thompson is not an independent director because he is the Chief Executive Officer and President of the Company.

Our Board has determined that Christopher Moe, Nicholas Liuzza, General (R) Paul Edward Funk II and Joseph Freedman are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that Mr. Liuzza and Mr. Funk are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members and that Mr. Freedman and Mr. Funk are independent under the Nasdaq Listing Rules independence standards for Nominating and Governance Committee members.

Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors, which is available at www.ir.redcatholdings.com under Governance – Governance Documents.

Audit Committee

The Audit Committee is composed of four independent directors: Christopher Moe (Chair), Nicholas Liuzza, General (R) Paul Edward Funk II, and Joseph Freedman. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and the auditors, and (iv) our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets regularly to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters. The Audit Committee held one meeting and took action by written consent on two occasions during the Transition Period.

Audit Committee Financial Expert

Our Board determined that Christopher Moe is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee currently consists of Mr. Liuzza (Chair), Mr. Funk, and Mr. Moe, each of whom are independent directors. Among other things, the Compensation Committee reviews, recommends, and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant. The Compensation Committee is guided by, and seeks to promote, the best interests of the Company and its stockholders.

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In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation, as well as benefit plans and programs, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers, as well as other employees and consultants.

The Board may also retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Board is responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Board. For the Transition Year Ended 2024, the Board engaged FW Cook as a compensation consultant to provide analysis and recommendations regarding the compensation of the Board and management based on research of peer companies. The Board has conducted an independence assessment of FW Cook in accordance with SEC rules and has determined that FW Cook does not have any conflict of interest relating to the work it is performing for the Company.

The Compensation Committee held one meeting and took action by written consent on seven occasions in the Transition Year Ended 2024.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Funk (Chair), Mr. Freedman, and Mr. Moe, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Nominating and Governance Committee (i) identifies individuals qualified to become members of the Board consistent with criteria approved by the Board, (ii) recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected, (iii) recommends to the Board candidates to fill any vacancies on the Board, (iv) develops and recommends to the Board the corporate governance guidelines applicable to the Company, and (v) oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of stockholders, the Nominating and Governance Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors that it deems appropriate, including, without limitation, the following (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly-held company (iii) experience in the Company’s industry, (iv) experience as a board member of another publicly-held company, (v) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company, (vi) practical and mature business judgment, (vii) and composition of the Board (including its size and structure).

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The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations. The Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Committee. Stockholder recommendations may be submitted to the Committee in care of the Corporate Secretary at the address set forth under “Communication with our Board of Directors.”

In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires the removal of a director in a manner inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

The Nominating and Governance Committee held one meeting and took action by written consent on two occasions in the Transition Year Ended 2024.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience in operating and growing businesses.

Board Leadership Structure

Our Chairman of the Board of Directors, Jeffrey Thompson, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for Red Cat at this time. This structure effectively utilizes Mr. Thompson’s knowledge of Red Cat and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors.

Joseph Freedman currently serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Freedman serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda, and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides the directors with access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Jeffrey Thompson, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us is that we have never been profitable and we have limited financial resources to support our operations.

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Involvement in Legal Proceedings

We are not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director, or between any director or nominee for director and any person or entity other than the Company relating to compensation or other payment in connection with such director or nominee’s candidacy or service. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, (iii) the prompt reporting of illegal or unethical behavior, and (iv) accountability for adherence to the Code of Ethics.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the five nominees named below be elected as a director to serve until our next annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Each of the nominees is a current director and all have consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

There are no family relationships between any directors, director nominees and executive officers of Red Cat, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

NOMINEES TO OUR BOARD OF DIRECTORS

The nominees, their ages as of April 28, 2025, and biographical information are set forth below:

Jeffrey M. Thompson, Director, President and Chief Executive Officer, Age 60

Jeffrey Thompson has been President and Chief Executive Officer of the Company since May 15, 2019. Mr. Thompson is a Co-Founder of Unusual Machines, Inc. (NYSE American:UMAC) and continues to serve as a director since the company was incorporated in July 2019. In December 1999, Mr. Thompson founded Towerstream Corporation (Nasdaq:TWER), a fixed-wireless fiber alternative company delivering high-speed internet access to businesses, and served as its president, chief executive officer and a director from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress in 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.

Mr. Thompson’s management and public company experience and his role as President and Chief Executive Officer of the Company, led to his appointment as a director.

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Joseph Freedman, Director, Age 59

Joe Freedman is a seasoned entrepreneur with a proven track record of launching, scaling, and successfully exiting businesses across executive search, title insurance, legal services, and hospitality. His career spans turnarounds, mergers and acquisitions, and the strategic wind-down and asset liquidation of an underperforming company. Prior to selling three companies to NYSE-listed, private equity, and privately held acquirers, Mr. Freedman led them to industry leadership. Five of his companies earned a spot on the Inc. 500/5000 list a combined 15 times, including one ranked in the top 100. He currently serves as a Director at Red Cat Holdings, Inc. (Nasdaq: RCAT), and in 2023 joined the board of Beeline Financial, Inc., a digital home lending and title platform designed to streamline the financing process. In 2006, Mr. Freedman co-founded Peachtree Tents & Events Holdings, where he served as CEO until 2021 and its sale in 2023. He previously co-founded and led RFx Legal, LLC, Richmond Title, LLC, and AMICUS Legal Staffing, Inc., guiding all three through successful exits.

Beyond his entrepreneurial ventures, Mr. Freedman is an active civic leader. He has served in multiple roles—including President—on the board of the Entrepreneurs’ Organization (EO) Nashville Chapter, and currently serves as its Governance Chair. In 2022, he founded Drones For Good Worldwide, a nonprofit dedicated to delivering drones for humanitarian use in disaster zones around the globe.

Mr. Freedman holds a B.S. in Finance from Louisiana State University and a Juris Doctor from Northwestern California University School of Law. He is also NACD Certified by the National Association of Corporate Directors. His experience in governance, executive recruiting, finance, and operational leadership provided the basis upon which the Company appointed him to the Board.

Nicholas Liuzza Jr., Director, Age 59

Nicholas Liuzza Jr. has been a director of the Company since June 1, 2019. Mr. Liuzza is the Co-Founder and Chief Executive Officer of Beeline Loans (Nasdaq: BLNE), a digital home lending and title platform designed to streamline the financing process. Previously, Mr Liuzza founded Linear Title & Closing, Ltd, a highly automated, and one of the largest, private national title agencies in the U.S in 2005. In 2012, he founded Nexgen Mortgage Services. Both companies merged with Real Matters and went public on the Toronto Stock Exchange (TSX) in 2018 at a $1 billion valuation. Nick served as Executive Vice President of Real Matters, Inc. and exited in 2020 to work for Beeline Loans. Mr. Liuzza founded New Age Nurses, a healthcare staffing company which he grew into a national provider of healthcare personnel services which became the platform for a reverse merger which listed on the OTC upon its acquisition in 2003 by Crdentia. Prior thereto, Mr. Liuzza was Executive Vice President of AMICUS Legal Staffing, a national staffing services provider with a specialization in real estate transactions. Mr. Liuzza started his career with Xerox Corporation in 1988. Mr. Liuzza’s more than 20 years of experience as an entrepreneur in the software industry and his sales and software development experience led to his appointment as a director.

Christopher R. Moe, Director, Age 69

Christopher R. Moe has been a director of the Company since February 2022. He is the Chief Financial Officer of Beeline Holdings, Inc. (Nasdaq: BLNE), a digital home loan lending and title platform designed to streamline the financing process. Previously, he was the Chief Financial Officer and Director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery UAS producer. Earlier, he was the Chairman, Chief Executive Officer, and co-founder of ProBrass Inc., a rifle brass cartridge case manufacturing company that Vairog US acquired. Previously, he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles, and the Chief Financial Officer and Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. He has served as the Chief Financial Officer and Director of Vectrix Corporation (LSE: VRX), Managing Director of GH Ventures, Managing Director of Kirkland-Ft. Worth Investment Partners, Chief Executive Officer of St. Louis Ship Industries, Vice President of Wasserstein, Perella & Co.’s merchant banking fund, and Vice President/Area Head with Citicorp’s Leveraged Capital Group. He serves on the Advisory Board of Innovate Newport and is Trustee Emeritus of The Pennfield School. He is the former Vice Chairman of the Choir School of Newport County and former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. He served as a Captain of United States Marines and deployed with the 31st Marine Expeditionary Unit twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.

Mr. Moe’s experience in operational finance, and with venture capital, private equity, M&A, and corporate finance transactions, both as agent and principal, with a focus on transportation, provide the basis upon which the Company appointed him to the Board.

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General (R) Paul E. Funk II, Director, Age 62

General Funk served as an officer in the United States Army for forty-two years, where he served in various command and staff positions, to include command at every level, Company through Corps, including four Joint and Multi-National Commands and six combat deployments. General Funk has had four decades of experience in training management, including scheduling, resourcing, coordinating, and equipping at all echelons of the Army. From June 2019 to November of 2022, General Funk served as Commander of the United States Army Training and Doctrine Command. In that position, he led the people component of the United States Army, guiding the development of citizens into professional soldiers and leaders. He was responsible for a budget in excess of $4 billion and approximately 60,000 personnel including 1,200 ROTC and 1,800 JROTC programs. In addition, he served as Chancellor of Army University, which consists of 32 Army schools organized under 10 Centers of Excellence that recruit, train, and educate more than 900,000 soldiers and service members annually. He was also the Leader of CAC-T (Combined Arms Center – Training) which covers the Mission Command Training Program, the National Simulation Center, and Combat Training Centers. From March of 2017 to June of 2019, General Funk was a Commander of III Corps and Fort Hood, and Operation Inherent Resolve. In that position, commanded four combat divisions, a sustainment command, a cavalry regiment, a fires brigade, and multiple enabler units that equate to almost 100,000 Soldiers on five installations. General Funk deployed and led a coalition comprising over 72 nations in the fight against ISIS in Iraq and Syria for thirteen months. For his service in Operation Inherent Resolve, he was awarded the Defense Distinguished Service Medal – the United States’ 4th highest honor – for outstanding leadership in combat. From September 2015 to December 2017, General Funk served as Assistant Deputy Chief of Staff for the United States Army, where he was responsible for current and future operations, planning and training for the entire Army, including integration of policy, doctrine, and training.

General Funk currently serves as President of the Advisory Board of Katie’s Way Mental Health and as an Advisor to the Chairman of Tokyo Electron Ltd., USA. General Funk also currently serves as a member of the Boards of Advisors for ColdQuanta, Inc., DBA Infleqtion (a multi-platform quantum technology company), First Tee (a non-profit youth development organization), and Rheinmetall (a leading international systems supplier in the defense industry). General Funk earned a B.A. in Communications and Public Information from Montana State University and an M.S. in administration from Central Michigan University, and he completed a Senior Service College Fellowship at the University of Texas at Austin, Institute for Advanced Technologies.

General Funk’s distinguished career as an Army commander, including his extensive experience in leading significant military operations and personnel organizations, as well as his experience in managing large military budgets, provide the basis upon which the Company appointed him to the Board.

Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director during the Transition Year Ended 2024. Mr. Thompson is not included in the table below, as he is employed as our Chief Executive Officer and receives no compensation for his service as director. The compensation received by Mr. Thompson as an employee is included in the “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Joe Freedman	$64,583	$202,300	$-	$-	$25,335	$292,218
Paul Funk	$41,250	$187,543	$-	$-	$-	$228,793
Nick Liuzza	$40,000	$178,500	$-	$-	$19,474	$237,974
Christopher Moe	$60,000	$202,300	$-	$-	$25,335	$287,635

(1)	We value stock awards based on their grant date fair value. Fair value is calculated by multiplying the number of awards granted times the Company’s closing stock price on the grant date. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See “Stock Based Compensation” in Note 2 of the Company’s consolidated financial statements included in our 2024 Transition Report on Form 10-KT filed with the SEC on March 31, 2025.

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(2)	There were no options granted during the Transition Period. As of December 31, 2024, outstanding options held by directors were as follows: Mr. Freedman – 100,000 options fully vested, awarded in connection with prior board service and 150,000 options fully vested, awarded in connection with prior consulting services; Mr. Liuzza – 100,000 options fully vested, awarded in connection with prior Board service.

(3)	Consists of taxes paid by the Company on behalf of the directors in connection with equity awards, including tax gross-ups related to the grant or vesting of such awards.

Stock awards granted during the Transition Period were granted on May 6, 2024, and consist of the following: Mr. Freedman – 170,000 restricted stock units; Mr. Funk – 157,599 restricted stock units; Mr. Liuzza – 150,000 restricted stock units; and Mr. Moe – 170,000 restricted stock units. The restricted stock units noted for all directors were unvested as of December 31, 2024, and fully vest on May 6, 2026.

Non-Employee Director Compensation Arrangements

In April 2022, the Board of Directors established a formal compensation plan for Non-Employee Directors.

In May 2024, the Board of Directors updated the compensation plan such that Non-Employee Directors shall receive annual compensation of $125,000 consisting of:

●	$50,000 in cash compensation, payable in monthly installments beginning May 2024; and

●	$75,000 in equity compensation, payable in the form of shares of restricted common stock.

In addition, the Chairman of each Committee of the Board shall receive additional annual cash compensation, payable in monthly installments, as follows:

●	$20,000 - Audit Committee

●	$10,000 - Compensation Committee

●	$10,000 - Nominating and Governance Committee

In addition, the Lead Director of the Board shall receive additional annual cash compensation of $25,000, payable in monthly instalments.

Vote Required

In accordance with our bylaws, the election of a director in an uncontested election requires a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ABOVE.

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected dbbmckennon as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2025, and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the votes cast by stockholders. In the event that dbbmckennon is not ratified by our stockholders, the Audit Committee will review its future selection of dbbmckennon as our independent registered public accounting firm.

Dbbmckennon audited our financial statements for the eight-month transition period ended December 31, 2024, and the fiscal year ended April 30, 2024.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, our independent registered public accounting firm periodically rotates the individuals who are responsible for our audit.

Dbbmckennon has served as the Company’s independent registered public accounting firm since May 20, 2024. No representatives of dbbmckennon will be present at the Annual Meeting.

The aggregate fees billed for professional services by dbbmckennon for the eight-month transition period ended December 31, 2024, and the fiscal year ended April 30, 2024, were as follows:

	Transition Year Ended December 31, 2024	Fiscal Year Ended April 30, 2024
Audit Fees (1)	$260,153	$216,571
Audit-Related Fees (2)	$-	$-
Tax Fees (3)	$-	$-
All Other Fees (4)	$8,875	$-
Total Fees	$269,028	$216,571

(1)	Consists of fees rendered in connection with the audit of our consolidated financial statements included in our annual report on Form 10-KT/Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	Consists of fees for professional services other than those reported in the categories above, including access to resource materials and portals.

Change in Independent Registered Public Accounting Firm

As previously reported in the Company’s Current Reports on Form 8-K filed on May 8, 2024 and May 23, 2024, on May 6, 2024, the Company dismissed BF Borgers as its independent registered public accounting firm. The Company’s audit committee unanimously approved the decision to dismiss BF Borgers.

BF Borgers’ reports on the financial statements of the Company for the fiscal years ended April 30, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles except that BF Borgers’ reports on the financial statements of the Company for the fiscal years ended April 30, 2023 and 2022 contained the following paragraph:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

There were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) and no “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended April 30, 2023 and 2022 and the subsequent interim periods up to and including the date of BF Borgers’ dismissal between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BF Borgers, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for those periods.

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In the May 3, 2024 “Staff Statement on the Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order Against BF Borgers CPA PC,” the SEC advised registrants that they may indicate in their SEC filing that their prior auditor is no longer permitted to appear or practice before the Commission, in lieu of including a letter from BF Borgers stating whether it agrees with our disclosures under Item 304 of Regulation S-K. In light of the Order and the staff statement, we did not request BF Borgers to furnish the Company with such letter.

On May 20, 2024, the Company appointed dbbmckennon as the Company’s independent registered public accounting firm for the Company for the fiscal years ended April 30, 2024 and 2023. The Company’s appointment of dbbmckennon was approved by the Audit Committee of the Board of Directors of the Company following an assessment and review of several accounting firms undertaken prior to the appointment.

During the Company’s two fiscal years ended April 30, 2024 and 2023, and the subsequent interim periods through the date of appointment, neither the Company nor anyone acting on its behalf has consulted with dbbmckennon regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company by dbbmckennon, or oral advice was provided that dbbmckennon concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE

APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK TO

Lind Global Asset Management XI LLC AND Lind Global Asset Management X LLC

Our Board of Directors recommends that our stockholders vote to approve the issuance of all shares of common stock which are or may be issuable to Lind Global Asset Management XI LLC and Lind Global Asset Management X LLC (collectively, “Lind”) pursuant to certain secured convertible notes and warrants issued to Lind.

Financings with Lind Global Asset Management X LLC

On September 23, 2024, we entered into a Securities Purchase Agreement (the “September SPA”) with Lind Global Asset Management X LLC (“Lind X”). Upon closing of the September SPA, the Company received $8 million in funding from Lind X in exchange for its issuance to Lind X of a Senior Secured Convertible Promissory Note in the amount of $9,600,000 (the “September Note”) and a Common Stock Purchase Warrant for the purchase of 750,000 shares of our common stock, exercisable for 5 years (the “September Warrant”).

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On November 26, 2024, we entered into a First Amendment to the SPA (the “September SPA Amendment”). Upon closing of the September SPA Amendment, we received an additional $6,000,000 in funding from Lind X in exchange for our issuance to Lind X of a new Senior Secured Convertible Promissory Note in the amount of $7,200,000 (the “November Note”) and a Common Stock Purchase Warrant for the purchase of 326,000 shares of our common stock, exercisable for 5 years (the “November Warrant”).

The September Note and the November Note have been fully converted to common stock. In addition, the September Warrant has been fully exercised. The November Warrant, for the purchase of up to 326,000 shares of common stock, remains unexercised. As currently adjusted, the exercise price of the November Warrant is $6.35 per share.

Financing with Lind Global Asset Management XI LLC

On February 10, 2025, we entered into a Securities Purchase Agreement (the “February SPA”) with Lind Global Asset Management XI LLC. Upon closing of the February SPA, we received $15 million in funding from Lind in exchange for our issuance to Lind of a Senior Secured Convertible Promissory Note in the original amount of $16,500,000 (the “February Note”) and a Common Stock Purchase Warrant for the purchase of 1,000,000 shares of our common stock at an original price of $15.00 per share, exercisable for 5 years (the “February Warrant”). On April 9, 2025, we entered into a First Amendment to the February Note and the February Warrant (the “First Amendment”). Under the First Amendment, the face amount of the February Note was increased to $18,150,000. In addition, in exchange for a one-time limited waiver of certain conversion price reset provisions in the February Note, the exercise price for the February Warrant was adjusted to $7.62 per share, the conversion price of the February Note was lowered to $9.52 per share, and the maturity date of the February Note was extended to May 10, 2026.

As amended, the February Note, which does not accrue interest, shall be due and payable on May 10, 2026. The February Note may be converted by Lind from time to time at a price equal to the lower of “Conversion Price” of $9.52 per share, or the “Repayment Share Price,” which is defined as ninety percent (90%) of the average of the five (5) lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the conversion date, subject to a floor price. Conversions under the February Note are limited to a maximum of $1,650,000 in any calendar month, subject to increase upon our optional written consent. Upon receipt of a conversion notice under the February Note, we may, if the applicable Repayment Share Price is below the Conversion Price, elect to pay up to 50% of the conversion amount in cash and in lieu of issuing common stock. Cash repayments under this provision must be equal to 1.025 times the conversion amount. If applicable, we must elect the cash repayment option within one business day of receiving the conversion notice and tender cash payment within two business days of receiving the conversion notice.

The February Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than an applicable threshold) or the Conversion Price.

Shares Issued and Issuable to Lind

Under prior conversions of the September Note and the November Note, together with prior exercises of the September Warrant, Lind has been issued a total of 3,009,533 shares of our common stock. A maximum total of up to 25,526,000 additional shares are potentially issuable to Lind upon conversions of the February Note and exercises of the November Warrant and the February Warrant, assuming the February Note were exercised at the minimum “floor” price stated therein. As of April 21, 2025, we have 90,514,996 shares of our common stock issued and outstanding and if the maximum total of up to 25,526,000 additional shares are issued to Lind upon conversions of the February Note and exercises of the November Warrant and the February Warrant, assuming the February Note were exercised at the minimum “floor” price stated therein, together with the 3,009,533 shares of our common stock already issued, would be a total of 28,535,533 shares of our common stock issued to Lind, of the 116,040,996 total shares of our common stock issued and outstanding, resulting in approximately 24.6% of the outstanding common stock after the issuance, and 31.5% of the outstanding common stock before the issuance.

Our common stock is listed on Nasdaq and we are subject to the Nasdaq rules and regulations. Nasdaq Listing Rule 5635(b) requires stockholder approval when the issuance or potential issuance will result in a “change of control” of a listed company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) will hold 20% or more of a company’s then-outstanding capital stock.

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Additionally, Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a 20% Issuance (as defined below) at a price that is less than the Minimum Price (as defined below). For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Pursuant to the terms of the purchase agreements with Lind, we are seeking stockholder approval of the transactions contemplated thereby, including issuance of all shares issued or potentially issuable to Lind thereunder.

Vote Required

In accordance with Nasdaq Rule 5635(e)(4) stockholder approval of our issuance of all shares of common stock which are or may be issuable to Lind requires the affirmative vote of a majority of the total votes cast on this proposal at the Annual Meeting. This means that there must be more votes “FOR” the proposal than votes “AGAINST” the proposal at the meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” OUR ISSUANCE OF ALL SHARES WHICH MAY BE ISSUED TO LIND.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 21, 2025, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, STE 2200, San Juan, PR 00901.

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The percentages below are calculated based on 90,514,996 shares of common stock issued and outstanding as of April 21, 2025.

Name of Beneficial Owners	Shares Beneficially Owned		% of Total Voting Power
Named Executive Officers and Directors:
Jeffrey Thompson	12,493,480	(1)	13.8%
Leah Lunger	6,406	(2)	*
Geoffrey Hitchcock	99,992	(3)	*
George Matus	176,741	(4)	*
Nicholas Liuzza	587,754	(5)	*
Joseph Freedman	415,190	(6)	*
Christopher Moe	139,906	(7)	*
General Paul E. Funk	-		*
All executive officers and directors as a group (9 persons)	13,919,469	(8)	15.3%

Greater than 5% Stockholders:
N/A

*	Represents less than 1%.

(1)	Consists of 12,648,163 shares of common stock, and 25,317 shares issuable upon the exercise of options.

(2)	Consists of 6,406 shares of common stock

(3)	Consists of 33,325 shares of common stock, 16,667 shares issuable upon the exercise of options, and 50,000 shares issuable upon the vesting of restricted stock units.

(4)	Consists of 176,741 shares of common stock

(5)	Consists of 402,754 shares of common stock and 200,000 shares issuable upon the exercise of warrants.

(6)	Consists of 150,190 shares of common stock and 250,000 shares issuable upon the exercise of options.

(7)	Consists of 139,906 shares of common stock.

(8)	The reported shares are held by directors and current executive officers.

EXECUTIVE OFFICERS

Our executive officers and their ages, as of April 28, 2025, and biographical information regarding their business experience and qualifications are set forth below.

Name	Age	Position

Jeffrey M. Thompson	60	President, Chief Executive Officer and Director

Christian Ericson	48	Chief Financial Officer

Geoffrey Hitchcock	62	Chief Revenue Officer

Jeffrey M. Thompson, President and Chief Executive Officer

Jeffrey Thompson has been President and Chief Executive Officer of the Company since May 15, 2019. Mr. Thompson is a Co-Founder of Unusual Machines, Inc. (NYSE American:UMAC) and continues to serve as a director since the company was incorporated in July 2019. In December 1999, Mr. Thompson founded Towerstream Corporation (Nasdaq:TWER), a fixed-wireless fiber alternative company delivering high-speed internet access to businesses, and served as its president, chief executive officer and a director from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.

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Christian Ericson, Chief Financial Officer

Christian Ericson has extensive finance, accounting and public company reporting experience. Prior to his appointment as the Company’s CFO effective as of March 31, 2025, Mr. Ericson served as the Head of Finance and Accounting at Western Steel Buildings from January 2023 to March 2025, where he played a pivotal role in scaling financial operations and optimizing compliance and governance structures to support rapid business growth. Mr. Ericson’s experience also includes senior finance roles at Nu Skin Enterprises from 2015 to 2022, where he served as Chief Audit Executive, VP of Business Development, and VP of Finance for its agriculture technology division. He also has 11 years of experience with PricewaterhouseCoopers, and. Mr. Ericson is a Certified Public Accountant and has a Master of Accountancy degree and Bachelor of Science in Accountancy degree from Brigham Young University.

Geoffrey Hitchcock, Chief Revenue Officer

Geoffrey Hitchcock has served as the General Manager of our subsidiary Teal Drones, Inc. since March of 2024. Previously, since September of 2021, he has served as the Senior Vice President for Global Defense Solutions at Red Cat Holdings, Inc. Prior to joining Red Cat, Mr. Hitchcock served as Vice President for Sales and Business Development at Vantage Robotics, a supplier of military and commercial UAVs and UAV equipment, from April of 2021 through August of 2021. At Vantage Robotics, he was responsible for establishing U.S. government and international business relationships with a focus on penetrating new market segments to support sales growth. From April of 2017 to April of 2021, Mr. Hitchcock was Director of International Business Development at AeroVironment, a leading manufacturer of uncrewed aircraft systems, unmanned aerial vehicles, and loitering munition systems. From October of 2004 to April of 2017, he was Director of Flight Operations at AeroVironment. Prior to entering the private sector, Mr. Hitchcock served for twenty-two years in the U.S. Air Force, where he served as the UAV Subject Matter Expert for the Air Force Special Operations Command from January of 2003 to October of 2004. His earlier roles in the Air Force included serving as the Operations Superintendent for the 720th Special Tactics Group, the Operations Superintendent for the 21 st Special Tactics Squadron, and as part of the 24th Special Tactics Squadron of the Joint Special Operations Command. Mr. Hitchcock holds a B.S. in Aeronautics from Embry Riddle Aeronautical University and an Associate degree in Airway Science from the Community College of the Air Force.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our principal executive officer and our two most highly compensated executive officers during the eight-month transition period ended December 31, 2024, and the fiscal year ended April 30, 2024 (each a “Named Executive Officer”).

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (5)	Option Awards ($) (5)	All Other Compensation ($) (6)	Total ($)
Jeffrey Thompson	Transition Period	$200,000	$100,000	$-	$-	$7,793	$307,793
Chief Executive Officer and President	Fiscal YE April 30, 2024	$300,000	$155,600	$-	$1,323,750	$11,147	$1,790,497
Leah Lunger (1)	Transition Period	$153,333	$-	$796,500	$-	$15,206	$965,039
Former Chief Financial Officer	Fiscal YE April 30, 2024	$188,750	$-	$-	$-	$17,600	$206,350
Geoffrey Hitchcock (2)	Transition Period	$138,750	$50,000	$5,157,750	$68,000	$52	$5,414,552
Chief Revenue Officer
George Matus (3)	Transition Period	$150,139	$25,000	$1,026,000	$-	$10,673	$1,211,812
Former Chief Technology Officer	Fiscal YE April 30, 2024	$183,333	$-	$-	$-	$12,646	$195,979

(1)	Leah Lunger joined the Company in November 2020 and was promoted to Chief Financial Officer in June 2024. She resigned her position as Chief Financial Officer in January 2025.

(2)	Geoffrey Hitchcock joined the Company in September 2021 and was promoted to Chief Revenue Officer in November 2024.

(3)	George Matus joined the Company in August 2021 and resigned his position as Chief Technology Officer in November 2024.

(4)	These discretionary bonuses paid during the Transition Period and Fiscal 2024 were determined by the Board based on the operations of the Company and paid in cash.

(5)	Amounts reported represent the aggregate grant date fair value for stock-based awards granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. For more information regarding the Company’s accounting for share-based compensation, see “Share Based Awards” in Note 19 of the Company’s consolidated financial statements included in our Transition Period Report on Form 10-KT filed with the SEC on March 31, 2025, and in the Annual Report on Form 10-K filed with the SEC on August 8, 2024, each of which are incorporated by reference herein.

(6)	Represents health insurance premiums paid by Company.

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Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2024. All of the below awards were issued under the Equity Incentive Plans.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have not Vested(#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Jeffrey Thompson (1)	3/31/2021	25,316	-	-	$3.95	3/31/2031	-	-	-	$-
Jeffrey Thompson (2)	5/15/2023	-	833,334	-	$1.06	5/15/2033	-	-	-	$-
Leah Lunger (3)	2/8/2023	-	35,417	-	$1.27	2/8/2033	-	-	-	$-
Leah Lunger (4)	6/10/2024	-	-	-	-	-	525,000	6,746,250	-	$-
Geoffrey Hitchcock (5)	2/8/2023	-	20,834	-	$1.27	2/8/2033	-	-	-	$-
Geoffrey Hitchcock (6)	8/8/2023	-	6,667	-	$0.98	8/8/2033	-	-	-	$-
Geoffrey Hitchcock (7)	7/10/2024	-	41,667	-	$1.29	7/10/2034	-	-	-	$-
Geoffrey Hitchcock (8)	11/24/2024	-	-	-	-	-	321,428	4,130,350	-	$-

(1)	The options granted to Mr. Thompson on March 31, 2021, were fully vested upon the grant date.
(2)	Unvested options as of December 31, 2024, for Mr. Thompson vest in equal instalments on May 15, 2025, and May 15, 2026.
(3)	All unvested options for Ms. Lunger as of December 31, 2024, were forfeited upon her resignation in January 2025.
(4)	All unvested stock awards for Ms. Lunger as of December 31, 2024, were forfeited upon her resignation in January 2025.
(5)	Unvested options as of December 31, 2024, granted to Mr. Hitchcock on February 8, 2023, vest in 5 equal instalments commencing on January 1, 2025, and continuing every three months thereafter.
(6)	Unvested options as of December 31, 2024, granted to Mr. Hitchcock on August 8, 2023, vest in equal instalments on August 8, 2025, and August 8, 2026.
(7)	Unvested options as of December 31, 2024, granted to Mr. Hitchcock on July 10, 2024, vest in 10 equal instalments commencing on February 1, 2025, and continuing every three months thereafter.
(8)	Unvested stock awards for Mr. Hitchcock as of December 31, 2024, vest in equal instalments on October 1, 2025, and October 1, 2026.

Change-in-Control Arrangements

Pursuant to the Employment Agreement by and between the Company and CEO Jeffrey M. Thompson dated March 31, 2021, as amended, in the event that the Company undergoes a change in control transaction, Mr. Thompson will be entitled to terminate his employment thereunder, and receive the stated severance payments, as further described in the section titled “Employment Agreements” below. In addition, as further described in the section titled “Employment Agreements” below, the employment agreements of the Company’s Executive Officers provide for such Executive Officers to receive cash payments in an amount equal to the value of certain equity awards in the event that a change in control transaction occurs within 12 months following termination of employment for any reason other than a termination for cause.

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Potential Payments and Benefits Upon Termination or a Change in Control

Our named executive officers are entitled to certain benefits in the event their employment is terminated without cause by the Company or for good reason by the Executive, as described in the Employment Agreements. The following table sets forth the potential payments and benefits to each of our named executive officers, as if these obligations became payable in connection with a qualifying termination on December 31, 2024. The actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary accrued and unpaid through the date of termination and payment for any accrued and unpaid reimbursable business expenses through the date of termination. In the event of a named executive officer’s death, the named executive officer’s beneficiary, legal representative or estate would receive the named executive officer’s potential payments.

Potential Payments and Benefits	Jeffrey Thompson	Leah Lunger	Geoffrey Hitchcock	George Matus
Base Salary (1)	$600,000	$230,000	$230,000	$-
Healthcare Benefits (2)	15,418	7,603	-	-
Equity Awards Vesting on Termination (3)	9,825,008	328,108	657,387	-
Total	$10,440,426	$565,711	$887,387	$-

(1)	Represents the continuation of base salary payable to Mr. Thompson over 24 month period following termination and 12 month period for Ms Lunger and Mr. Hitchcock.

(2)	Represents the cost of continued healthcare coverage for Mr. Thompson for the 18 month period following termination and the 6 month period for Ms. Lunger and Mr. Hitchcock following termination. This value is based upon the type of health insurance coverage and applicable premiums in effect on December 31, 2024.

(3)	Represents the value attributable to the accelerated vesting or continued vesting of unvested shares of restricted stock and stock options. The value of options is determined by multiplying the number of options by the difference between the closing price of our common stock and the exercise price of the options. The value of stock is determined by multiplying the number of shares by the closing price of our common stock on December 31, 2024 which was $12.85.

Pay Versus Performance

Disclosure Requirements

The Company is providing the Pay Versus Performance disclosures mandated by the SEC pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. These rules introduce a method for calculating total compensation called Compensation Actually Paid (“CAP”). The rules also require us to provide a table reporting the total compensation of our principal executive officer (“PEO”) as well as an average of the total compensation of our other named executive officers (“ONEO’s”). In summary, the table reports (i) the compensation for our PEO and ONEO’s as historically reported in the Summary Compensation Table (“SCT”) and on a CAP basis, (ii) the value of an initial $100 investment in the Company’s common stock during specified periods, and (iii) the Company’s net gain or loss for each applicable period.

These disclosures have been prepared in accordance with Item 402(v) and do not necessarily reflect values realized by our executive officers, especially related to any form of equity compensation. These reported values also do not reflect how our Compensation Committee evaluates executive compensation decisions for our executives. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use net income/loss, as reported under GAAP, as a primary determinant.

Valuation Methods

Compensation related to equity awards is calculated in accordance with generally accepted accounting principles (“GAAP”) and rules prescribed by the SEC. For both SCT and CAP, the fair value of equity awards is calculated in accordance with ASC 718 – Stock Compensation. The Company uses the Black Scholes valuation model to determine the fair value of option awards.

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Under CAP, changes in fair value are recognized as compensation, positive or negative, in the fiscal year in which fair value is re-measured. Fluctuations in the Company’s stock price will impact the fair value re-measurements under CAP.

Fiscal Year	Summary Compensation Table Total for PEO (1) (2)	Compensation Actually Paid for PEO (1) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2) (4)	Average Compensation Actually Paid to Non-PEO NEOs (3) (4)	Value of $100 investment in Company based on: Total Shareholder Return	Net Loss
Transition Period	307,793	9,353,479	2,530,468	4,645,193	$633	$43,613,971
2024	1,790,497	2,337,134	539,442	526,097	$38	$24,052,629
2023	826,352	826,352	916,280	296,903	$22	$27,087,737
2022	408,933	408,933	851,105	(82,983)	$50	$11,689,127

(1)	Jeffrey Thompson, Chief Executive Officer, was the PEO for all fiscal years.

(2)	Amounts in this column represent the “Total” column set forth above in the Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in these columns.

(3)	The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The Amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

(4)	During the Transition Period, there were three Non-PEO NEO’s, Leah Lunger, Former Chief Financial Officer, Geoffrey Hitchcock, Chief Revenue Officer, and George Matus, Former Chief Technology Officer. During 2024, there were four Non-PEO NEO’s, Joseph Hernon, Former Chief Financial Officer, Allan Evans, Former Chief Operating Officer, Leah Lunger, Former Chief Financial Officer, and George Matus, Former Chief Technology Officer. During 2023 and 2022, the were two Non-PEO NEO’s, Allan Evans, Former Chief Operating Officer, and Joseph Hernon, Former Chief Financial Officer.

A reconciliation of Compensation reported per SCT to that reported for CAP is as follows:

	Transition Period		2024		2023		2022
	Jeffrey Thompson	Average Non-PEO NEOs	Jeffrey Thompson	Average Non-PEO NEOs	Jeffrey Thompson	Average Non-PEO NEOs	Jeffrey Thompson	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$307,793	$2,530,468	$1,790,497	$539,442	$826,352	$916,280	$408,933	$851,105
Less: Equity awards reported in Summary Compensation Table	-	(2,349,417)	(1,323,750)	(344,973)	(347,582)	(551,930)	-	(530,371)
Fair value of Equity Awards Issued in indicated Fiscal Year, as of:
Date of vesting in indicated Fiscal Year	-	761,500	-	44,783	347,582	221,190	-	92,700
End of indicated Fiscal Year, if unvested	-	3,533,750	1,870,387	262,953	-	-	-	304,500
Change in Fair Value of Equity Awards Issued in Prior Fiscal Year as of:
Date of vesting in current Fiscal Year	(102,369)	35,757	-	(1,839)	-	534,166	-	824,047
End of current Fiscal Year, if unvested	9,148,055	133,135	-	25,730	-	(822,803)	-	(1,624,964)
Compensation Actually Paid (CAP)	$9,353,479	$4,645,193	$2,337,134	$526,097	$826,352	$296,903	$408,933	$(82,983)

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Equity Incentive Plans

The Company believes that the effective use of long-term, stock-based incentive compensation is integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of our executives with those of our shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

In May 2019, stockholders approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.

The terms of awards under the 2019 Plan are made by the Board or by a compensation committee appointed by the Board. The Board may terminate the 2019 Plan at any time. Unless sooner terminated, the 2019 Plan will terminate ten years after the effective date of the 2019 Plan. All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company as described in the 2019 Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2019 Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

In August 2024, stockholders approved the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”). The 2024 Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.

The terms of awards under the 2024 Plan are made by the Board or by a compensation committee appointed by the Board. The Board may terminate the Plan at any time. Unless sooner terminated, the 2024 Plan will terminate ten years after the effective date of the 2024 Plan. All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company as described in the 2024 Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2024 Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decreases in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

The following table sets forth information concerning our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column
Equity compensation plans approved by security holders	6,786,335	1.45	9,580,000
Equity compensation plans not approved by security holders	-	-	-

(1)	The number of securities to be issued upon exercise of outstanding options, warrants, and rights includes both outstanding stock options and outstanding restricted stock units. The weighted-average exercise price reflects only the exercise prices of the outstanding stock options and does not take restricted stock units into account, as they do not have an exercise price.

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Employment Agreements

Employment Agreement with Jeffrey Thompson, Chief Executive Officer

On March 31, 2021, the Company entered into an employment agreement (as amended, the “Thompson Employment Agreement”) with Jeffrey M. Thompson, the Company’s Chief Executive Officer. The Thompson Employment Agreement provides for an initial term of one year and will renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to expiration. The Thompson Employment Agreement provides for a base salary of $248,000 per year. On April 29, 2022, Mr. Thompson’s base salary was increased to $300,000. In any fiscal year in which the Company’s (a) market capitalization is at least $500,000,000 and (b) its traded price per share is at least $6.00 on a national securities exchange for 60 consecutive days (the “Incentive Criteria”), Mr. Thompson may elect to receive all or any portion of the base salary for a subsequent period in shares of Company common stock valued at the thirty-day VWAP for each pay period for which the election is applicable.

Effective May 16, 2023, the Company extended the Thompson Employment Agreement with Mr. Thompson to May 10, 2026, subject to automatic renewal for successive one-year terms unless either party gives written notice of their intent not to renew the agreement at least three months prior to expiration.

Mr. Thompson may earn an annual bonus, in an amount up to 200% of his base salary, based upon attaining performance goals and objectives defined by the Compensation Committee. If the Incentive Criteria are achieved, then Mr. Thompson shall be entitled to receive the maximum annual bonus amount, and may elect to receive all or any portion of his bonus in common stock of the Company, valued at the thirty-day VWAP on the date set for payment of the bonus.

The Thompson Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Thompson. Under the clawback provisions, Mr. Thompson will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of Mr. Thompson’s employment under the Thompson Employment Agreement for any reason, Mr. Thompson will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any (other than in the case of a termination for Cause), and payment of all accrued but unused vacation time and any reimbursable expenses. As defined in the agreement, upon termination by (i) the Company for any reason other than “Cause”, or (ii) by Mr. Thompson for “Good Reason”, then Mr. Thompson will also be entitled to immediate vesting of all stock options/equity awards. In the event of a termination without Cause, resignation for Good Reason, or any termination within 180 days following the occurrence of a change in control transaction, Mr. Thompson shall be entitled to severance comprised of (i) twenty-four (24) months of his then Base Salary; (ii) continued participation in the Company’s health and welfare benefit plans to be paid in full by the Company for at least twelve (12) months; and (iii) immediate vesting of all stock options/equity awards.

Employment Agreement with Geoffrey Hitchcock, Chief Revenue Officer

Effective October 1, 2024, the Company entered into an Executive Employment Agreement (the “Hitchcock Employment Agreement”) with Geoffrey Hitchcock, the Company’s Chief Revenue Officer. The Hitchcock Employment Agreement provides for an initial term of two years and will automatically renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to the expiration of the initial term or any renewal term. The Employment Agreement provides for a base salary of $230,000 per year, subject to adjustment by the Compensation Committee of the Company’s Board of Directors.

Pursuant to the Hitchcock Employment Agreement, Mr. Hitchcock is eligible to earn an annual bonus of up to $175,000 per year (the “Annual Bonus”), in addition to his base salary. The Annual Bonus may be paid in cash or stock, as reasonably determined by the Compensation Committee. The Annual Bonus will be based on the achievement of goals and objectives, which may be both quantitative and qualitative, as defined by the Chief Executive Officer in consultation with the Compensation Committee. The earned portion of the Annual Bonus will be paid, subject to cash availability, within 45 days following the determination of goal attainment. Any financial goals associated with the Annual Bonus will not be considered achieved until after the completion of the Company’s annual audit and public disclosure of financial results. Mr. Hitchcock must remain employed through the payment date to earn the Annual Bonus.

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In connection with the Hitchcock Employment Agreement, Mr. Hitchcock was granted an initial equity award of 575,000 restricted stock units under the Company’s 2024 Omnibus Equity Incentive Plan in November 2024. Of these restricted stock units, 50,000 vested upon grant, and the remaining 525,000 shares will vest in two equal instalments of 262,500 shares on October 1, 2025, and October 1, 2026, respectively.

The Hitchcock Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Thompson. Under the clawback provisions, Mr. Thompson will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of the Mr. Hitchcock’s employment under the Hitchcock Employment Agreement for any reason, Mr. Hitchcock will be entitled to all base salary earned through the termination date, accrued but unused vacation time, reimbursement of reasonable business expenses incurred but unpaid as of the termination date, and any vested benefits or earned amounts under the terms of the Hitchcock Employment Agreement. In the event of termination by (i) the Company for any reason other than “Cause,” or (ii) by Mr. Hitchcock for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Hitchcock will also be entitled to: (i) twelve (12) months of his then Base Salary; (ii) accelerated vesting of the unvested time-based portion of any outstanding equity awards; and (iii) continuation of coverage under the Company’s group health plans in accordance with COBRA for a period of up to 6 months. In the event of a change in control transaction within twelve (12) months following the cessation of Mr. Hitchcock’s service to the Company for any reason other than a termination for cause, the Company shall pay to Mr. Hitchcock, within thirty (30) days of such change in control transaction, a cash lump sum equal to the value of the unvested Share Awards (as defined in the Hitchcock Employment Agreement) that Mr. Hitchcock would have had as of the consummation of such change in control transaction had they been held by Mr. Hitchcock at the time of the change in control transaction.

Employment Agreement with Leah Lunger, Former Chief Financial Officer

Effective as of June 10, 2024, the Company entered into an Executive Employment Agreement (the “Lunger Employment Agreement”) with Leah Lunger, the Company’s Former Chief Financial Officer. The Lunger Employment Agreement provided for a base salary of $230,000 per year and she was eligible to receive an annual bonus of up to 50% of her annual salary upon the achievement of goals and objectives as determined by the Compensation Committee of the Board of Directors of the Company.

In connection with the execution of the Lunger Employment Agreement, the Company granted Ms. Lunger a one-time equity award issued under the 2019 Plan, consisting of 900,000 restricted stock units (the “Initial Award”). 150,000 shares of the Initial Award were fully vested upon grant; 64,286 shares of the Initial Award were subject to vesting (subject to Ms. Lunger’s continuous employment) on the 10th day following the close of each of the Company’s successive six (6) fiscal quarters; 64,284 shares of the Initial Award were scheduled to vest (subject to Ms. Lunger’s continuous employment) on the 10th day following the close of the successive seventh (7th) fiscal quarter; and 300,000 Shares of the Initial Award vested upon the Company’s filing of its Transition Report on Form 10-K for its year ended December 31, 2024, with the U.S. Securities and Exchange Commission. The Initial Award was subject to full vesting upon a Change in Control (as defined in the 2019 Plan) if Ms. Lunger has remained in continuous service with the Company through such Change in Control. In the event of a Change in Control within twelve (12) months following the cessation of Ms. Lunger’s service to the Company for any reason other than a Cause (as defined in the Employment Agreement) event, the Company was to pay to Ms. Lunger, within thirty (30) days of such Change in Control, a cash sum equal to the value of the unvested Share Awards (as defined in the Employment Agreement) that Ms. Lunger would have had as of the consummation of such Change in Control had they been held by Ms. Lunger at the time of the Change in Control.

The Lunger Employment Agreement contained certain “clawback” provisions which are triggered upon an accounting restatement of financial statements of the Company which were the basis for payment of compensation to Ms. Lunger. Under the clawback provisions, Ms. Lunger would have been required to repay any compensation granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the clawback policy) to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

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If Ms. Lunger’s employment is terminated by the Company for Cause (as defined in the Lunger Employment Agreement), Ms. Lunger will only be entitled to (i) unpaid base salary earned through the termination date, (ii) accrued but unused vacation time, (iii) reimbursement of all reasonable business expenses that were incurred but unpaid as of the termination date, and (iv) all vested benefits and unpaid amounts, and all outstanding vested and unvested stock options and stock appreciation rights shall be then forfeited without consideration. If Ms. Lunger’s employment is terminated by the Company without Cause or by Ms. Lunger for Good Reason (as defined in the Employment Agreement) the Company shall pay or provide to Ms. Lunger, in addition to such accrued amounts and benefits, (a) twelve months of Ms. Lunger’s base salary, (b) accelerated vesting of the unvested portion of Ms. Lunger’s outstanding Share Awards, (c) the annual bonus for the year of termination (in an amount equal to 50% of her base salary), plus any unpaid prior year’s annual bonus, and (d) continuation of coverage under the Company’s group health plans in accordance with COBRA for a period of up to 6 months; provided, that Ms. Lunger executes a separation and release agreement prescribed by the Company and Ms. Lunger complies with her other obligations under the Lunger Employment Agreement, the separation agreement, and all other obligations owed to the Company.

No severance was paid and all unvested stock-based awards were forfeited upon Ms. Lunger’s resignation in January 2025.

Employment Agreement with George Matus, Former Chief Technology Officer

Effective as of May 10, 2024, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with George Matus, the Company’s Chief Technology Officer. The Employment Agreement provides for an initial term continuing until May 10, 2026, and will renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to expiration. The Employment Agreement provides for a base salary of $230,000 per year and he will be eligible to receive an annual bonus of up to 50% of his annual salary upon the achievement of goals and objectives as determined by the Compensation Committee of the Board of Directors of the Company, or upon a notification of a production award from a specified customer. Mr. Matus is eligible to participate in the Company’s 2019 Equity Incentive Plan and will also have the opportunity to receive awards in such amounts and pursuant to such terms as determined by the Company’s Board of Directors or Compensation Committee.

In connection with the Employment Agreement, the Company granted Mr. Matus a one-time equity award issued under the 2019 Plan, consisting of 600,000 time-based restricted stock units (the “Initial Award”) and 300,000 performance-based restricted stock units. 150,000 shares of the Initial Award will vest upon grant and the balance of the Initial Award and all other share awards (other than the Performance Award (as defined below)) will vest (subject to Mr. Matus’s continuous employment) quarterly in equal amounts on the 10th day following the close of each of the successive six fiscal quarters (for the avoidance of doubt, 75,000 shares will vest each quarter as to the Initial Award). The 300,000 performance-based restricted stock units vested in November 2024 when a production award was awarded to the Company.

The Employment Agreement contains certain “clawback” provisions which are triggered upon an accounting restatement of financial statements of the Company which were the basis for payment of compensation to Mr. Matus. Under the clawback provisions, Mr. Matus will be required to repay any compensation granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the clawback policy) to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

If Mr. Matus’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), Mr. Matus will only be entitled to the Accrued Benefits (as defined in the Employment Agreement) and all outstanding vested and unvested stock options and stock appreciation rights shall be then forfeited without consideration. If Mr. Matus’s employment is terminated by the Company without Cause or by Mr. Matus for Good Reason (as defined in the Employment Agreement) the Company shall pay or provide to Mr. Matus the Accrued Benefits and Separation Benefits (each as defined in the Employment Agreement) provided, that Mr. Matus executes a separation and release agreement prescribed by the Company and Mr. Matus complies with his other obligations under the Employment Agreement, the separation agreement, and all other obligations owed to the Company.

In the event of a change in control transaction within twelve (12) months following the cessation of Mr. Matus’s service to the Company for any reason other than a termination for cause, the Company shall pay to Mr. Matus, within thirty (30) days of such change in control transaction, a cash lump sum equal to the value of the unvested Share Awards (as defined in the Matus Employment Agreement) that Mr. Matus would have had as of the consummation of such change in control transaction had they been held by Mr. Matus at the time of the change in control transaction.

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No severance was paid and all unvested stock-based awards were forfeited upon Mr. Matus’s resignation in November 2024.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.

Policy Prohibiting Hedging and Pledging

Our insider trading policy prohibits directors, officers, employees, consultants and contractors of the Company, and members of their immediate families and households from entering into certain transactions in the Company’s securities, including purchases, sales, hedges, shorts or any other direct or indirect trading or transaction while in possession of material non-public information.

Trading in Company Securities

The Company has adopted an Insider Trading Policy that sets forth policies and procedures governing the purchase, sale and other transactions in the Company’s securities by directors, officers, employees and certain other persons, that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company.

Persons subject to the Insider Trading Policy are, among other provisions, prohibited from engaging in a transaction involving the Company’s securities or “tipping” while aware of material non-public information about the Company. The Policy also prohibits short sales of Company common stock. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Transition Report on Form 10-KT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As a matter of policy, the Board of Directors reviews and determines whether to approve any transaction between Red Cat and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and the related party has or will have a direct or indirect interest in the transaction.

Since May 1, 2022, the Company was a party to certain transactions in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such filings and other information available to us, as well as representations from the Reporting Persons, we believe that, since May 1, 2024, the Reporting Persons timely filed all such reports, with the following exceptions: Joseph Freedman filed two late Form 4s reporting two transactions, Nicholas Liuzza filed two late Form 4s reporting three transactions, Christopher Moe filed one late Form 4 reporting one transaction, George Matus filed five late Form 4s reporting seven transactions, Leah Lunger filed three late Form 4s reporting four transactions, Paul Funk filed a late Form 3 reporting no transactions and one late Form 4 reporting one transaction, Geoffrey Hitchcock filed two late Form 4s reporting five transactions, and Jeffrey Thompson filed one late Form 4 reporting four transactions.

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REPORT OF THE AUDIT COMMITTEE

Our Audit Committee has reviewed and discussed with our management and dbbmckennon our audited consolidated financial statements for the Transition Year Ended 2024. Our Audit Committee has also discussed with dbbmckennon the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from dbbmckennon required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with dbbmckennon its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Transition Report on Form 10-KT for the eight-month transition period ended December 31, 2024, for filing with the SEC.

Submitted by the Audit Committee

Christopher Moe

Nicholas Liuzza

Joseph Freedman

Paul Funk II

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

●	Registered Owner (you hold our common stock in your own name through our transfer agent, Equity Stock Transfer, LLC, or you are in possession of stock certificates): visit www.equitystock.com and log into your account to enroll.

●	Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided by your broker, bank, trustee or nominee.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter before the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in respect thereof in accordance with their best judgment.

ADDITIONAL INFORMATION

Further Information

For further information about Red Cat, please refer to the 2024 Transition Report. The 2024 Transition Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.ir.redcatholdings.com. You may also obtain a copy by sending a written request to Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, Ste 2200, San Juan, Puerto Rico 00901.

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Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice of Internet Availability or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address, you can request a separate Notice of Internet Availability or copy of the proxy materials by contacting the Company’s transfer agent, Equity Stock Transfer LLC by phone at 212-575-5757 or by mail to Equity Stock Transfer, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Equity Stock Transfer LLC at the number or address shown above.

Stockholder Proposals

For stockholder proposals or nominations to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal in writing to our Corporate Secretary in accordance with the terms of our bylaws. To be timely for the 2026 Annual Meeting of Stockholders, pursuant to our bylaws, a stockholder’s notice for a proposal or nomination to be considered must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices no earlier than February 18, 2026 and no later than March 20, 2026.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us not later than December 29, 2025, in order to be considered for inclusion in our proxy materials for the 2026 Annual Meeting of Stockholders.

The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our 2026 Annual Meeting of Stockholders is April 19, 2026. Stockholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our bylaws, including the timing of notice requirements described above.

By Order of the Board of Directors,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer

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RED CAT HOLDINGS INC

VOTE BY INTERNET - www.redcat.vote

Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (347)-584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.
The Proxy Statement and Annual Report are available online at www.redcat.vote

The undersigned hereby appoints Chris Ericson, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $0.001 par value per share, of Red Cat Holdings Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 12:00 p.m., Eastern Time, on June 18, 2025 (the "Annual Meeting"), to be held virtually by calling 877-407-3088 (toll free), and any adjournment or postponement thereof. There will not be a physical meeting location.

This proxy, when properly executed, will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR each of the nominees listed in Proposal 1, and FOR Proposals 2 and 3. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. Election of five (5) Directors. Nominees:		For	Withhold
	1a.Jeffrey M. Thompson	☐	☐
	1b. Joseph Freedman	☐	☐
	1c. General (R) Paul E. Funk II	☐	☐
	1d. Nicholas Liuzza Jr.	☐	☐
	1e. Christopher R. Moe	☐	☐

Note: To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date